Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE


                 LIGHTNING ROD SOFTWARE REDUCES STAFF--CONTINUES
                       TO EVALUATE STRATEGIC ALTERNATIVES


MINNEAPOLIS--DECEMBER 11--Lightning Rod Software, Inc., (Nasdaq: LROD) announced today staff reductions aimed at refocusing and conserving its resources as it continues to evaluate its strategic alternatives. The reductions affect 11 of the Company's 51 employees and are focused principally in the sales, marketing, and general and administrative areas. The duties and responsibilities of those affected by this move have been reassigned to other people in the organization.

As previously announced, the Company has been seeking strategic alternatives with third parties, a process that it expects to conclude in the very near future. While the staff reductions announced today are consistent with the strategic initiatives currently being evaluated by the Company, the Company is uncertain whether any of those initiatives will result in a timely, viable prospect for the Company or will be accomplished successfully. Consequently, the Company may be required to take additional action to conserve further the Company's limited resources.

About Lightning Rod Software

Lightning Rod Software (www.lightrodsoft.com), based in Minneapolis, Minnesota, is a developer of multi-channel, real-time customer sales and loyalty solutions for e-businesses such as e-tail site www.babystyle.com and online trading site www.stockwalk.com. In addition to these markets, the company provides customer interaction and online loyalty solutions for online banking services, e-service bureaus, online entertainment and other industries. Its customers also include Invacare Supply Group, Gage Marketing Group, and State Capital Credit Union. Lightning Rod is a Microsoft Certified Solutions Provider (MSFT), Intel Dialogic Partner (INTC) and member of the CT Media Value Network.

Forward-Looking Statements

This news release contains forward-looking statements based on management's current expectations, beliefs, estimates, assumptions, and projections. For purposes of the Private Securities Reform Act of 1995, all such statements about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures, and financial results are forward-looking statements. Words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions may identify some of the forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Lightning Rod Software's control, that could cause actual results and the timing of certain events to differ materially from such statements. For a more detailed description of the factors that could cause such differences, please see Lightning Rod Software's filings with the Security and Exchange Commission. Lightning Rod Software disclaims any intention or obligation to update or revise any forward-looking statements whether the result of new information, future events, or otherwise.


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                                     CONTACT

Lightning Rod Software, Jeffrey Skie, Chief Financial Officer,
(952) 837-4051, jeff.skie@lightrodsoft.com.